EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-165296) of Mexco Energy Corporation of our report dated June 26, 2023, relating to the consolidated financial statements which appear in this Form 10-K for the year ended March 31, 2023.

/s/ WEAVER AND TIDWELL, L.L.P.

Midland, Texas

June 26, 2023